Exhibit 10.1

DEVELOPMENT SERVICES AGREEMENT

This Agreement is made as of the date of the last signature hereto December 14, 2011 and is by and between (“Company Intelimax Media, Inc.”) a _British Columbia_ Corporation with an address at Harbour Centre, Suite 2320, 555 West Hastings St., Vancouver BC V6B 4N4 Canada and Arizona Bay, LLC, a California Limited Liability Company (“ArizonaBay, LLC”) with an address of 3450 Sacramento Street, No. 510, San Francisco, California, 94118.

1.0           TERM.

This Agreement shall commence on the Effective Date and shall continue thereafter for a period of 1 years from the Effective Date.

2.0           CONSULTING SERVICES.

2.1
Company Intelimax Media, Inc. retains ArizonaBay, LLC to provide the consulting services as set forth in Section 2.2 (the “Consulting Services”).  The Consulting Services as defined shall constitute the complete and exclusive definition of the services to be provided under this Agreement.

2.2
ArizonaBay, LLC shall perform the Consulting Services by providing IT resources to Company Intelimax Media, Inc. to assist with software development enhancements and technology platform recommendations. ArizonaBay, LLC agrees to discount its retail rates to Company Intelimax Media, Inc. set forth in Schedule A of this agreement.

2.3
ArizonaBay, LLC is not a partner of Company Intelimax Media, Inc. but is an independent contractor and shall have the sole control of the manner and means of performing its obligations under this Agreement.  Neither party shall have any right, power, or authority to create any contract or obligation on behalf of, or binding upon the other party without the prior written consent of the other party.

2.4
Each party represents that, to the best of its knowledge, it is not currently bound by any other agreements, restrictions, or obligations that do or would in any way prevent such party from entering into or performing its obligations under this Agreement.

3.0	RESOURCES.

3.1	ArizonaBay, LLC and Company Intelimax Media, Inc. will mutually agree upon the resources required to deliver the Consulting Services.

3.2
If work requested specifies that Consulting Services are to be performed at Company Intelimax Media, Inc.’s location, Company Intelimax Media, Inc. shall provide ArizonaBay, LLC with work space, local telephone, basic operation supplies, adequate storage space for work materials, and access to Company Intelimax Media, Inc.’s computer system, software and related equipment necessary to perform the Consulting Services.

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ArizonaBay, LLC/Company Intelimax Media, Inc..                                                                                                                                                  CONFIDENTIALPage 1 of  10
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4.0           PAYMENT.

4.1
Company Intelimax Media, Inc. shall pay to ArizonaBay, LLC the fees and expenses set forth in Schedule A.  Unless otherwise stated in this Agreement or in an attached Schedule, the parties shall determine fees based on a Time-and-Materials methodology.  The initial hourly rates for calculation of fees shall be as provided in Schedule A.  In signing this agreement, Company Intelimax Media, Inc.. agrees to pay ArizonaBay, LLC, all fees mutually agreed to by the parties in order for sections 6.0-6.8 to apply.

4.2
Company Intelimax Media, Inc. shall reimburse ArizonaBay, LLC for reasonable and appropriate out-of-pocket expenses, including production expenses such as delivery and non-ordinary copying charges and non-local travel expenses.  All such expenses are to be pre-approved by Company Intelimax Media, Inc., prior to the expenses being incurred and charged by ArizonaBay, LLC, such approval to be given or withheld at the sole discretion of Company Intelimax Media, Inc..

4.3
Each party shall pay all its own taxes, however designated, and in addition to any charges payable hereunder, incurred in connection with or as a result of provision of the Consulting Services, including without limitation state and local privilege, excise, sales and use taxes.

5.0           WARRANTIES.

5.1
ArizonaBay, LLC warrants that the Consulting Services shall be performed by competent, qualified personnel and/or contractors who are experienced in the relevant field(s) in a professional manner consistent with industry standards.  ArizonaBay, LLC also warrants that the Work Product (as such term is defined in Section 6.2 below) it provides to Company Intelimax Media, Inc. as part of the Consulting Services shall not infringe on any valid U.S. patent, copyright or trade secret.  ArizonaBay, LLC represents and covenants that, except as previously disclosed to Company Intelimax Media, Inc. in writing, as of the date of this Agreement, ArizonaBay, LLC will make no claims against Company Intelimax Media, Inc., or any affiliate, with respect to, any inventions, discoveries, improvements, ideas or works of authorship which would be Work Product if made, conceived, authored or acquired by ArizonaBay, LLC during the term of this Agreement or for six months thereafter.

5.2	Each party warrants to the other party that it has full power and authority to enter into and perform its obligations under this Agreement.

5.3	Each party represents and warrants that each individually possesses all necessary licenses, permits, and authority to engage in the activities contemplated by this Agreement.

5.4
ArizonaBay, LLC, represents and warrants that any independent contractor acting on behalf of the ArizonaBay, LLC, has entered into an agreement with the ArizonaBay, LLC, by which the independent contractor agrees to be bound by the terms and conditions of this Agreement.

6.0           TITLE.

6.1
ArizonaBay, LLC acknowledges that Company Intelimax Media, Inc. owns and shall retain all worldwide right, title, and interest in and to all materials provided by Company Intelimax Media, Inc.. (“Company Intelimax Media, Inc. Work”) pursuant to this Agreement, except as expressly licensed to ArizonaBay, LLC pursuant to this Agreement.

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6.2
Except as set forth in Sections 6.3, 6.5 and 6.6, all work product conceived or developed by ArizonaBay, LLC for Company Intelimax Media, Inc. as part of the Consulting Services, including, but not limited to, the specifications, software, designs, content, concepts, material, disclosures, software programs, computer languages, programming aids, or any intellectual property (whether or not they are in writing or reduced to practice) during ArizonaBay, LLC’s term of this Agreement (“Work Product”) shall be considered “works for hire” and shall be the property of Company Intelimax Media, Inc..  ArizonaBay, LLC shall promptly and fully disclose to Company Intelimax Media, Inc. all Work Product and shall treat any Work Product as if it were Confidential Information furnished to ArizonaBay, LLC by Company Intelimax Media, Inc. pursuant to the terms of Section 7 below.  ArizonaBay, LLC agrees to keep current, accurate, and complete records, which will belong to Company Intelimax Media, Inc. with respect to all Work Product. Company Intelimax Media, Inc. shall at all times be and remain the sole and exclusive owner of the Work Product, with Company Intelimax Media, Inc. having the right to obtain and hold in its own name, patents, copyright registrations, trademark or service mark registrations, or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof.  All Intellectual Property Rights to the Work Product are hereby irrevocably assigned to Company Intelimax Media, Inc.. ArizonaBay, LLC, shall cooperate fully with Company Intelimax Media, Inc. and perform any and all reasonably necessary actions to vest title to the Work Product with Company Intelimax Media, Inc. and to allow Company Intelimax Media, Inc. to fully apply for, register, prosecute, secure, maintain, enforce, and otherwise fully exploit any modifications and derivative works and all Intellectual Property Rights thereto.  Except as expressly authorized in this Agreement or a Schedule accepted hereunder, ArizonaBay, LLC, will not copy, modify, distribute or transfer (by any means), display, sublicense, rent, reverse engineer, decompile, or disassemble the Work Product.  Although ArizonaBay, LLC is not authorized to develop or have developed modifications or derivative works of the Work Product, any such modifications or derivative works, and all Intellectual Property Rights thereto, are hereby irrevocably assigned to Company Intelimax Media, Inc. and ArizonaBay, LLC shall cooperate fully with Company Intelimax Media, Inc. and perform any and all reasonably necessary actions to vest title with Company Intelimax Media, Inc. and to allow Company Intelimax Media, Inc. to fully apply for, register, prosecute, secure, maintain, enforce, and otherwise fully exploit such modifications and derivative works and all Intellectual Property Rights thereto.  “Intellectual Property Rights” shall mean those rights, including rights to enforce and to collect damages for past infringement, that may exist from time to time in this or any other jurisdiction, whether foreign or domestic, under patent law, copyright law, publicity rights law, moral rights law, trade secret law, trademark law, unfair competition law or other similar protections.  Intellectual Property Rights shall include all of these rights and protections regardless of whether or not such rights or protections are registered or perfected

6.3
ArizonaBay, LLC shall hold all rights, title and interest in and to all patent, copyright, software code, trade secret, trademark, and other intellectual property rights in software that ArizonaBay,LLC, owned or licensed prior to commencement of Consulting Services (“Existing Work”).

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ArizonaBay, LLC/Company Intelimax Media, Inc..                                                                                                                                                  CONFIDENTIALPage 3 of 10
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6.4.1
ArizonaBay, LLC grants to Company Intelimax Media, Inc. a non-exclusive, worldwide, perpetual, non-transferable, royalty free license to use the Existing Work for Company Intelimax Media, Inc.’s own business purposes within Company Intelimax Media, Inc.’s own branded sites.  Company Intelimax Media, Inc. may copy the Existing Work as required for its intended use, provided that any copies must contain the ArizonaBay, LLC copyright and proprietary notices.  The Existing Work may not be provided to any third party unless such party is acting as Company Intelimax Media, Inc.’s agent or employee, and only if such third party has a need to be provided with the Existing Work as part of Company Intelimax Media, Inc.’s permitted use hereunder.

6.4.2
In the event that Company Intelimax Media, Inc. changes its business model to sell or license software for commercial use, ArizonaBay, LLC agrees not to prohibit use of ArizonaBay, LLC’s Existing Work for such use provided the parties mutually negotiate and agree to limit ArizonaBay, LLC’s liability and protect its proprietary interest in the Existing Work.

6.5
Company Intelimax Media, Inc. grants to ArizonaBay, LLC a non-exclusive, perpetual, royalty free license to use the software that ArizonaBay, LLC builds for Company Intelimax Media, Inc. in connection with ArizonaBay, LLC’s services and products, except that ArizonaBay, LLC shall not use the software for Company Intelimax Media, Inc.’s competitors without Company Intelimax Media, Inc. prior written permission.  Arizona Bay, LLC or any derivative of the company agrees not use this software in any way, shape or form that could be construed by Company Intelimax Media, Inc., as solely determined by Company Intelimax Media, Inc., as being competitive with Company Intelimax Media, Inc.’s business or business model.

6.6
ArizonaBay, LLC shall retain all right, title and interest in and to all intellectual property, trade secrets, ideas and concepts, know-how, methods, techniques, and templates conceived, developed, licensed, or reduced to practice by ArizonaBay, LLC prior to or independent of its performance of the Consulting Services hereunder, (“ArizonaBay, LLC Know-How”) and Company Intelimax Media, Inc. shall have no ownership interest therein. ArizonaBay, LLC hereby grants to Company Intelimax Media, Inc. a non-exclusive, worldwide, non-transferable, royalty free perpetual license to use such ArizonaBay, LLC Know-How to the extent that such ArizonaBay, LLC Know-How is and remains embodied in the Work Product delivered to Company Intelimax Media, Inc. hereunder or any derivative work thereof. ArizonaBay, LLC, will provide to Company Intelimax Media, Inc. on an on-going basis a list of ArizonaBay, LLC Know-How which may be incorporated in the Work Product, such list to be finalized and completed when the software product is finalized.  Company Intelimax Media, Inc. must provide ArizonaBay, LLC with written approval prior to ArizonaBay, LLC incorporating any ArizonaBay, LLC Know-How into the Work Product delivered to Company Intelimax Media, Inc..

6.7
Ownerhsip of (i) Work Product developed by ArizonaBay, LLC is subject to payment in full of all outstanding invoices owed to ArizonaBay, by Company Intelimax Media, Inc. or any of its affiliate companies.

6.8
The parties agree that any change in the rights, titles, and interests in the Work Product and other work completed pursuant to the Consulting Services not provided for in this Agreement, if any, shall be owned by Company Intelimax Media, Inc..  Assignment of Title is subject to Arizona Bay, LLC being paid in full.

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Development Services Agreement 2011 Final for Signature

7.0           CONFIDENTIAL INFORMATION.

7.1
“Confidential Information” shall mean: (i) such written information, including but not limited to the terms and conditions of this Agreement, which is marked “Confidential”, (ii) such non-written information which is described as “Confidential” in a written notice delivered by the disclosing party to the recipient within ten (10) days after the first disclosure of such information, (iii) confidential information of Company Intelimax Media, Inc. including certain technical, business or other information, materials and/or ideas that Company Intelimax Media, Inc. deems to be proprietary, confidential, or trade secret customer information or (iv) information which by the nature of the information and the circumstances surrounding disclosure should reasonably be regarded as confidential.

7.2
Confidential Information shall not include information which: (i) is or becomes generally known to the public without breach of this Agreement by the recipient, or (ii) is in the recipient’s possession prior to its disclosure from the disclosing party, or (iii) is received by the recipient from a third party with no restrictions on disclosure, or (iv) is independently developed by recipient without breach of its obligations under Section 7.0.

7.3
Each party agrees that with respect to the Confidential Information of the other party, during the term of this Agreement and for three (3) years thereafter, such party shall maintain the confidentiality of the Confidential Information, using the same degree of care that such party uses to protect its own confidential information of a like nature; and shall not use such Confidential Information, except in the performance of its obligations as set forth hereunder, or disclose to any third party any such Confidential Information, except as may be required by law or court order. In the event the disclosure of Confidential Information is required under a lawful order of a court or governmental body, each party agrees to promptly notify the other party and to provide the other party with a copy of the order. Each party shall (i) restrict access to the Confidential Information to only those employees and/or contractors who require access in the course of their assigned duties and responsibilities in connection with this Agreement, and (ii) have caused its employees and/or contractors who have access to such Confidential Information to have executed a written agreement obligating him/her to maintain the confidentiality of all Confidential Information disclosed.

8.0           TERMINATION.

8.1
Either party may terminate this Agreement with a thirty (30) day written notice for any reason at any time, with or without cause.  ArizonaBay, LLC, may terminate this agreement upon non-payment by Company Intelimax Media, Inc. of ArizonaBay, LLC’s charges, provided, however, that ArizonaBay, LLC has provided Company Intelimax Media, Inc. written notice of breach of payment and has provided Company Intelimax Media, Inc. thirty (30) days to cure the breach.

8.2
Upon termination of this Agreement under Section 8.1 or the expiration of this Agreement at the end of the term in Section 1.0, each party shall return to the other party all Confidential Information of the other party and any other information, data, software, documentation or equipment which the other party has supplied to or developed for such party, which may be in such party’s possession or control.

8.3
Upon the expiration or termination of this Agreement for any reason, Sections 4 through 10 and Sections 12 through 24 shall survive termination, and the parties’ rights and responsibilities thereunder shall remain in full force and effect.

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Development Services Agreement 2011 Final for Signature

9.0           INDEMNITY.

9.1
Company Intelimax Media, Inc. shall indemnify and hold harmless ArizonaBay, LLC and its partners, directors, officers, employees, and agents against any and all claims, loss, liabilities, judgments, awards and costs (including, without limitation, legal fees and expenses) in any claim brought by a third party against ArizonaBay, LLC arising out of Company Intelimax Media, Inc.’s use of the Work Product produced as a result of the Consulting Services provided by ArizonaBay, LLC, including but not limited to:  (i) an allegation that Company Intelimax Media, Inc.-owned or -provided work infringes any third-party’s Intellectual Property Rights, trademarks, service marks, or other proprietary rights or (ii) arising from any claim that any Website operated by Company Intelimax Media, Inc. violates any law or regulation including but not limited to electronic commerce, product liability, defamation, or privacy rights; provided that ArizonaBay, LLC promptly notifies Company Intelimax Media, Inc. in writing of any such claim.  Nothing in this Section 9.1 is intended to relieve ArizonaBay, LLC of its indemnity obligation set forth in Section 9.2.

10.0           PUBLICITY.

10.1
Company Intelimax Media, Inc. hereby grants ArizonaBay, LLC a nonexclusive, worldwide, royalty-free, and nontransferable license to use and display for demonstration purposes any portions of the Company Intelimax Media, Inc. Website that are open to the public, provided that such portions are not altered in any way by ArizonaBay, LLC.

10.2
With prior written approval by Company Intelimax Media, Inc., such approval being at the sole discretion of Company Intelimax Media, Inc., Company Intelimax Media, Inc. may allow ArizonaBay, LLC (i) to publicly identify Company Intelimax Media, Inc. as a client of ArizonaBay, LLC, (ii) to use Company Intelimax Media, Inc.’s marks in promotions and presentations and up to three places on its website where the work is mentioned, (iii) to issue press releases concerning the work covered under this Agreement, and (iv) to submit the work to design competitions selected by ArizonaBay, LLC.  Company Intelimax Media, Inc. may terminate the foregoing trademark license if, in its reasonable discretion, ArizonaBay, LLC’s use of the marks tarnishes, blurs or dilutes the quality associated with the marks or the associated goodwill and such problem is not cured within ten (10) days of notice of breach. Title to and ownership of Company Intelimax Media, Inc.’s marks shall at all times remain with Company Intelimax Media, Inc.. ArizonaBay, LLC shall use the marks exactly in the form provided and in conformance with any trademark usage policies. ArizonaBay, LLC shall not take any action inconsistent with Company Intelimax Media, Inc.’s ownership of the marks, and any benefits accruing from use of such marks shall automatically vest in Company Intelimax Media, Inc..

10.3
Company Intelimax Media, Inc. may mention ArizonaBay, LLC in press releases concerning work attributable to ArizonaBay, LLC for up to six (6) months after its release to the public or other third-parties.

11.0           DISPUTE RESOLUTION.

In the event that contractual issues arise under this Agreement, both parties agree to escalate such issues to the attention of their respective management.  The parties’ respective management representative shall promptly enter into good faith discussions to resolve the issues raised to the mutual satisfaction of both parties.

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Development Services Agreement 2011 Final for Signature

12.0        LIMITED LIABILITY.

EXCEPT FOR DAMAGES TO PERSONS AND/OR DAMAGE TO REAL OR TANGIBLE PERSONAL PROPERTY CAUSED BY THE NEGLIGENT ACT OR OMISSION OF ARIZONABAY, LLC, THE CUMULATIVE LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT PAID BY Intelimax Media, Inc. TO ARIZONABAY, LLC.  IN NO EVENT SHALL EITHER PARTY OR ITS AGENTS, PERSONNEL OR REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING LOST PROFITS, LOSS OF USE OR LOSS OF DATA.

13.0	NON-HIRE.

Each party agrees not to actively solicit any employees or contractors of the other party who have directly or indirectly been involved in the Consulting Services under this Agreement without the prior written consent of such party. The term "solicit" does not include general advertisements and generalized employment searches and other job posting systems and methods that are not specifically directed or targeted towards employees of the other party.  Each party’s obligations under this Section 13.0 shall continue for a period of one (1) year after termination or expiration of this Agreement.

14.0        ASSIGNMENT.

Neither party shall, without the written consent of the other party hereto, assign or transfer this Agreement or any of its rights or obligations hereunder, provided, however, that Company Intelimax Media, Inc. may assign or transfer this Agreement without prior written consent by ArizonaBay, LLC upon a change of control of Company Intelimax Media, Inc. or if Company Intelimax Media, Inc. forms a successor corporation to conduct the business presently conducted by Company Intelimax Media, Inc..

15.0        AMENDMENTS; WAIVERS.

Any waiver or modification of this Agreement will not be effective unless executed in writing and signed by an authorized representative of ArizonaBay, LLC and Company Intelimax Media, Inc..

16.0        NOTICES.

Any notice to be given hereunder shall be in writing and delivered personally, sent by facsimile transmission (provided a copy is contemporaneously sent by overnight courier service), registered or certified mail, postage prepaid and with signature of receipt, or by overnight courier service to the address first above written, or such other address as either party may designate by written notice to the other given in accordance with this Section. Notices shall be deemed received at the earlier of actual receipt, one (1) business day after facsimile transmission provided automatic confirmation of transmission is received by sender, or one (1) business day after deposit with overnight courier service.

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Development Services Agreement 2011 Final for Signature

17.0         SEVERABILITY.

Should any provision of this Agreement be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions of this Agreement shall not be affected or impaired and the remaining provisions shall be interpreted to best effect the parties’ intentions in entering into this Agreement.

18.0         GOVERNING LAW; CHOICE OF FORUM

This Agreement and any dispute, litigation, arbitration, or mediation arising from or in any way related to this Agreement or the relationship of the parties, whether the claims asserted in such dispute, litigation, arbitration, or mediation are based on contract, tort, equitable relief or on any other basis shall be governed by, construed and enforced in accordance with the substantive laws of the State of California without regard to conflict of laws principles.  The parties expressly consent to exclusive venue and jurisdiction of the Federal and State courts in or for San Mateo County, California for any litigation (and San Mateo County, California for any arbitration, mediation or non-litigated dispute) arising from or in any way related to this Agreement or the relationship of the parties, whether the claims asserted in any such dispute, litigation, arbitration or mediation are based on contract, tort, equitable relief or on any other basis.  The parties shall not raise in connection with, and hereby waive, any defenses based upon the venue, the inconvenience of the forum, the lack of personal jurisdiction, the sufficiency of service of process or the like in any action or suit brought in San Mateo County, California or in the United States District Court District which includes San Mateo County, California.

19.0         NO CONSTRUCTION.

No party to this Agreement, or any attorney for any party, shall be deemed the drafter of this Agreement for the purpose of interpreting or construing any of the provisions hereof, and no rule of construction resolving any ambiguity against the drafting party shall be applicable to this Agreement.

20.0         GOOD FAITH AND DUTY TO COOPERATE.

The parties acknowledge that there is implied by law and expressly made a part of this Agreement a covenant of good faith and fair dealing which obligates each of them to perform its obligations under the Agreement and also obligates each of them not to engage in any conduct which prevents or impairs any other party from enjoying its rights under this Agreement.  Both parties agree each party has a duty to cooperate with the other party as relates to fulfilling each party’s obligations, as provided in this Agreement, to the other party.

21.0         FURTHER ASSURANCES.

Each party shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary or appropriate in connection with the performance of its obligations hereunder and to carry out the intent of the parties hereto, and to correct or modify in good faith any errors or omissions which shall be subsequently discovered.

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22.0        CAPTIONS.

The captions appearing at the commencement of the sections or paragraphs are descriptive only and for convenience in reference.  Should there be any conflict between any such caption and the section or paragraph at the beginning of which it appears, the section or paragraph and not such caption shall control in the construction of this document.

23.0        ATTORNEYS’ FEES.

In the event of any dispute, litigation, arbitration, or mediation arising from or in any way related to this Agreement, whether the claims asserted in such dispute, litigation, arbitration, or mediation are based on contract, tort, equitable relief or on any other basis, the prevailing party shall be entitled to recover from the non-prevailing party and shall be awarded its costs and reasonable attorneys’ fees and expenses including but not limited to reasonable awards of attorneys’ fees and expenses in the event of appeals.  The attorneys’ fees and expenses shall be payable whether or not suit or other attempt to obtain relief against the other party is actually filed or commenced and whether or not any suit filed or commenced proceeds to final judgment.  If the services of an attorney are required by any party to enforce a judgment rendered in connection with this Agreement, the judgment creditor shall be entitled to reasonable attorneys’ fees, costs and other expenses, in addition to any amounts specified in the judgment.

24.0	ENTIRE AGREEMENT.

This Agreement constitutes the complete and entire statement of all conditions and representations of the agreement between ArizonaBay, LLC and Company Intelimax Media, Inc. with respect to its subject matter and supercedes all prior writings or understandings.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date stated below each party’s signature.

ArizonaBay, LLC By: __________________ Name: David Graham Title: Managing Partner Date: December ___, 2011	Company Intelimax Media, Inc. By: ___________________ Name: Glenn Little Title: President/ CEO Date: December _14_, 2011

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Development Services Agreement 2011 Final for Signature

Schedule A

SERVICE FEE SCHEDULE

Rate Sheet, Arizona Bay, LLC

$15,000 monthly retainer:

First phase will be to create a statement of work with budget and timeline for an initial product launch which currently targeted at March 1, 2012.

Two senior resources below will be billed against the retainer:

Curtis Olson (and/or other Principal Engineer) $150/hr
Alex Quin (and/or other Senior Engineer) $120/hr
Other resources as mutually agreed upon

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

ArizonaBay, LLC By: Name: David Graham Title: Managing Partner	Company Intelimax Media, Inc. By: Name: Glenn Little Title: President/ CEO

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Development Services Agreement 2011 Final for Signature